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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 17, 2001
                                NETRATINGS, INC.
             (Exact name of registrant as specified in its charter)


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          Delaware                    000-27907              77-0461990
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(State or other jurisdiction  (Commission File Number)       (IRS Employer
       incorporation)                                     Identification No.)
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                          890 Hillview Court, Suite 300
                           Milpitas, California 95035
               (Address of principal executive offices) (Zip Code)
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       Registrant's telephone number, including area code: (408) 957-0699
          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER ITEMS.

         This current report on Form 8-K relates to recent developments in the lawsuit filed by PaineWebber Incorporated against us on November 4, 1999 in the Supreme Court of the State of New York for the County of New York. The suit involves an agreement entered into in May 1999 in which we engaged PaineWebber to act as our financial advisor with respect to a potential strategic transaction. The specific transaction for which PaineWebber was engaged was not consummated. However, the lawsuit alleges that we have breached our obligations under the agreement by failing to pay PaineWebber a fee based upon our subsequent sale of equity securities to Nielsen Media Research and by failing to retain PaineWebber as a managing underwriter for our initial public offering.

         On June 28, 2000 the court ruled in our favor in connection with our motion to dismiss PaineWebber's claims that we improperly failed to retain PaineWebber as a managing underwriter in our initial public offering. It granted PaineWebber's motion for summary judgment as to NetRatings' liability on the claim that we failed to pay PaineWebber a fee based upon our sale of equity securities to Nielsen Media Research. To avoid additional litigation costs, the parties mutually stipulated not to appeal the aforementioned rulings.

         On December 13, 2000, PaineWebber filed a motion for summary judgment on the issue of damages requesting the court to assess damages in the amount of approximately $2.9 million plus interest. On January 18, 2001, NetRatings filed a cross motion for summary judgment on damages arguing that the damages owed to PaineWebber were $500,000 plus interest. On July 3, 2001, the court entered a judgement granting PaineWebber's motion for summary judgement fixing its damages at approximately $2.9 million plus approximately $416,000 in interest.

         On October 17, 2001, PaineWebber and NetRatings entered into a Confidential Settlement and Release Agreement whereby the parties agreed to settle the litigation and NetRatings agreed to dismiss its appeal and to pay a total of $3.0 million dollars to PaineWebber.


SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, NetRatings has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   NETRATINGS, INC.


Date:  November 9, 2001            By: /s/  Jack R. Lazar
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                                       Jack R. Lazar
                                       Executive Vice President Corporate
                                       Development, Chief Financial Officer and
                                       Secretary